Exhibit 10.43

THIRD AMENDMENT TO SECOND LIEN CREDIT AGREEMENT

THIRD AMENDMENT (this “Third Amendment”), dated as of August 14, 2017 among LBM BORROWER, LLC, a Delaware limited liability company (the “Borrower”), LBM MIDCO, LLC, a Delaware limited liability company (“Holding”), the Lenders party hereto and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”) and as Collateral Agent (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower has entered into that certain Second Lien Credit Agreement, dated as of August 20, 2015 (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, including by the First Amendment to the Second Lien Credit Agreement dated as of June 1, 2016 and the Second Amendment to the Second Lien Credit Agreement dated as of October 5, 2016, the “Credit Agreement”), among the Borrower, Holding, the several Lenders party thereto from time to time, the Administrative Agent and the Collateral Agent;

WHEREAS, pursuant to subsection 10.1 of the Credit Agreement, the Borrower and the Lenders party hereto, constituting no less than the Required Lenders, agree to the amendment of the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.                            Defined Terms.  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

SECTION 2.                            Amendment of the Credit Agreement.

Effective as of the Third Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(a)                                 The definition of “Adjusted Pre-Tax Income” in subsection 1.1 of the Credit Agreement is hereby deleted in its entirety.

(b)                                 The definition of “Parent” in subsection 1.1 of the Credit Agreement is hereby amended to delete the striken text and to add the underlined text as set forth in the definition below:

“Parent”: any of Holding Parent, Holding, and any Other Parent and any other Person that is a Subsidiary of Holding Parent, Holding, or any Other Parent and of which the Borrower is a Subsidiary. As used herein~~,~~ “Other Parent” means a Person (which may be an IPO Vehicle) of which the Borrower becomes a Subsidiary after the Closing Date that is designated by the Borrower as an “Other Parent”, provided that either (x) immediately after the Borrower first becomes a Subsidiary of such Person, more than ~~50~~50.0% of the Voting Stock of such Person shall be held by one or more Persons that held more than ~~50~~50.0% of the Voting Stock of the Borrower or a Parent of the Borrower immediately prior to the Borrower first becoming such Subsidiary ~~or~~, (y) such Person shall be deemed not to be an Other Parent for the purpose of determining whether a Change of Control shall have occurred by reason of the Borrower first becoming a Subsidiary of such Person or (z) in the case of an IPO Vehicle, no Change of Control shall have occurred in treating such IPO Vehicle as if it were a Parent both before and after giving effect to the Borrower becoming a Subsidiary of such IPO Vehicle.

(c)                                  The definition of “Parent Expenses” in subsection 1.1 of the Credit Agreement is hereby amended to delete the striken text and to add the underlined text as set forth in the definition below:

“Parent Expenses”:  (i) costs (including all professional fees and expenses) incurred by any Parent in connection with maintaining its existence or in connection with its reporting obligations under, or in connection with compliance with, applicable laws or applicable rules of any governmental, regulatory or self-regulatory body or stock exchange, this Agreement or any other agreement or instrument relating to Indebtedness of the Borrower or any Restricted Subsidiary, including in respect of any reports filed with respect to the Securities Act, the Exchange Act or the respective rules and regulations promulgated thereunder, (ii) expenses incurred by any Parent in connection with the acquisition, development, maintenance, ownership, prosecution, protection and defense of its intellectual property and associated rights (including but not limited to trademarks, service marks, trade names, trade dress, patents, copyrights and similar rights, including registrations and registration or renewal applications in respect thereof; inventions, processes, designs, formulae, trade secrets, know-how, confidential information, computer software, data and documentation, and any other intellectual property rights; and licenses of any of the foregoing) to the extent such intellectual property and associated rights relate to the business or businesses of the Borrower or any Restricted Subsidiary thereof, (iii) indemnification obligations of any Parent owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with or for the benefit of any such Person, or obligations in respect of director and officer insurance (including premiums therefor), (iv) other administrative and operational expenses of any Parent incurred in the ordinary course of business, ~~and~~ (v) fees and expenses incurred by any Parent in connection with maintenance and implementation of any management equity incentive plan associated with the management of the Borrower and its Subsidiaries, and (vi) fees and expenses incurred by any Parent in connection with any offering of Capital Stock or Indebtedness, (w) which offering is not completed, or (x) where the net proceeds of such offering are intended to be received by or contributed or loaned to the Borrower or a Restricted Subsidiary, or (y) in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned, or (z) otherwise on an interim basis prior to completion of such offering so long as any Parent shall cause the amount of such expenses to be repaid to the Borrower or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed.

(d)                                 The definition of “Tax Receivable Agreement” in subsection 1.1 of the Credit Agreement is hereby amended to delete the striken text and to add the underlined text as set forth in the definition below:

“Tax Receivable Agreement”: an agreement entered into among the Borrower or its Affiliates and the Borrower’s direct or indirect owners in connection with a public offering of common stock or equity of the Borrower~~,~~ or any Parent and providing for the payment of certain realized tax savings, which payment shall not exceed 85% of such tax savings, arising to Borrower ~~or~~, its Affiliates ~~to~~or such direct or indirect owners, on terms that are customary market terms for such agreements, including, for the avoidance of doubt, with respect to their termination and any payment obligations arising in connection with a termination.

(e)                                  Subsection (a) of the definition of “Available Amount” in subsection 1.1 of the Credit Agreement shall be amended by inserting the words “(or any Parent whose financial statements satisfy the Borrower’s reporting obligations under subsection 6.1)” after the words “for which consolidated financial statements of the Borrower” and before the words “are delivered” in the fourth line of such subsection.

(f)                                   The definition of “Consolidated EBITDA” in subsection 1.1 of the Credit Agreement shall be amended by inserting the words “of a Parent” after the words “of Capital Stock” and before the words “to the extent the proceeds thereof” in the fifteenth line of such definition.

(g)                                  The definition of “Consolidated First Lien Leverage Ratio” in subsection 1.1 of the Credit Agreement shall be amended by inserting the words “(or any Parent whose financial statements satisfy the Borrower’s reporting obligations under subsection 6.1)” after the words “for which consolidated financial statements of the Borrower” and before the words “are available” in the sixth line of such definition.

(h)                                 The definition of “Consolidated Secured Leverage Ratio” in subsection 1.1 of the Credit Agreement shall be amended by inserting the words “(or any Parent whose financial statements satisfy the Borrower’s reporting obligations under subsection 6.1)” after the words “for which consolidated financial statements of the Borrower” and before the words “are available” in the sixth line of such definition.

(i)                                     The definition of “Consolidated Total Leverage Ratio” in subsection 1.1 of the Credit Agreement shall be amended by inserting the words “(or any Parent whose financial statements satisfy the Borrower’s reporting obligations under subsection 6.1)” after the words “for which consolidated financial statements of the Borrower” and before the words “are available” in the fifth line of such definition .

(j)                                    The definition of “Excluded Subsidiary” in subsection 1.1 of the Credit Agreement shall be amended in the last paragraph by inserting the words “(or any Parent whose financial statements satisfy the Borrower’s reporting obligations under subsection 6.1)” after the words “consolidated financial statements of the Borrower” and before the words “are available” in the fourth line from the end of such definition.

(k)                                 The definition of “Foreign Subsidiary Holdco” in subsection 1.1 of the Credit Agreement shall be amended by inserting the words “(or any Parent whose financial statements satisfy the Borrower’s reporting obligations under subsection 6.1)” after the words “for which consolidated financial statements of the Borrower” and before the words “are available” in the fourth line from the end of such definition.

(l)                                     The definition of “GAAP” in subsection 1.1 of the Credit Agreement shall be amended by inserting the words “(or any Parent whose financial statements satisfy the Borrower’s reporting obligations under subsection 6.1)” after the words “the Borrower” and before the words “may elect by written notice” in the ninth line of such definition.

(m)                             The definition of “Immaterial Subsidiary” in subsection 1.1 of the Credit Agreement shall be amended by deleting the following words in the fourth and fifth line “recently completed period of four consecutive fiscal quarters of the Borrower for which financial statements have been delivered under subsection 6.1 and (b) total consolidated assets of less than” and replacing with the words “recently completed period of four consecutive fiscal quarters for which financial statements of the Borrower (or any Parent whose financial statements satisfy the Borrower’s reporting obligations under subsection 6.1) have been delivered under subsection 6.1 and (b) total consolidated assets of less than”.

(n)                                 The definition of  “Most Recent Four Quarter Period” in subsection 1.1 of the Credit Agreement shall be amended by inserting the words “(or any Parent whose financial statements satisfy the Borrower’s reporting obligations under subsection 6.1)” after the words “for which financial statements of the Borrower” and before the words “have been” in the third line of such definition.

(o)                                 The definition of  “Unrestricted Cash” in subsection 1.1 of the Credit Agreement shall be amended by inserting the words “(or any Parent whose financial statements satisfy the Borrower’s reporting obligations under subsection 6.1)” after the words “for which consolidated financial statements of the Borrower” and before the words “are available” in the fifth line of such definition.

(p)                                 Subsection 1.1 of the Credit Agreement is hereby amended by adding the following new definitions, to appear in proper alphabetical order:

“IPO Vehicle”:  (a) an entity formed for the purpose of facilitating an issuance or sale of common equity interests (which represent an indirect economic and/or voting interest in the Borrower or a Parent and through which investors shall indirectly hold their equity interests in the Borrower or a Parent) in an underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering) and such equity interests are listed on a nationally-recognized stock exchange in the U.S. and (b) any Wholly Owned Subsidiary of the entity referred to in clause (a) above other than a Parent or any Subsidiary of a Parent (unless the entity in clause (a) is a Parent, in which case other than the Borrower or any Subsidiary thereof).

“Market Capitalization”: an amount equal to (i) the total number of issued and outstanding shares of Capital Stock of the Borrower, any Parent or IPO Vehicle (including all shares of Capital Stock of such Parent or IPO Vehicle reserved for issuance upon conversion or exchange of Capital Stock of another Parent outstanding on such date), as the case may be, on the date of declaration of the relevant dividend or making of the relevant Restricted Payment, as applicable, multiplied by (ii) the arithmetic mean of the closing prices per share of such capital stock on the New York Stock Exchange (or, if the primary listing of such capital stock is on another exchange, on such other exchange) for the 30 consecutive trading days immediately preceding the date of declaration of such dividend.

“Third Amendment”:  the Third Amendment with respect to this Agreement, dated as of August 14, 2017, by and among the Borrower, Holding, the Lenders party thereto, the Administrative Agent and the Collateral Agent.

“Third Amendment Effective Date”:  the date on which each of the conditions set forth or referred to in Section 4 of the Third Amendment is satisfied or waived.

(q)                                 Subsection 1.2 of the Credit Agreement is hereby amended by inserting the words “(or, as applicable any Parent)” after the words “for which consolidated financial statements of the Borrower” and before the words “are available” in the eleventh line of the final paragraph thereof.

(r)                                    Subsection 3.4 (h) of the Credit Agreement is hereby amended by inserting the words “an IPO Vehicle or” before the word “Holding” and after the words “material adverse tax consequences to” in the fifth line from the end of such subsection.

(s)                                   Subsection 6.1 (a) (ii) of the Credit Agreement is hereby amended by:

(i)                                     inserting the words “(or such longer period (not to exceed 15 additional calendar days) as would be permitted by the SEC if the Borrower (or any Parent whose financial statements satisfy the Borrower’s reporting obligation under this subsection 6.1(a)) were then subject to SEC reporting requirements as a non-accelerated filer)” after the words “the 90th day following the end of each subsequent fiscal year of the Borrower” and before the words “a copy of” in the third line of such subsection; and

(ii)                                  inserting the words “provided that to the extent the Borrower relies on the report of a Parent to satisfy its obligation under this subsection 6.1(a), the Borrower shall furnish to the Administrative Agent a reconciliation, which need not be prepared in accordance with GAAP or audited, setting forth any material non-equity differences (as determined by the Borrower in good faith, which determination shall be conclusive) between the consolidated financial information of such Parent and the related unaudited condensed consolidating financial information of the Borrower” at the end of such subsection.

(t)                                    Subsection 6.1 (b) (ii) of the Credit Agreement is hereby amended by:

(i)                                     inserting the words “(or such longer period (not to exceed 5 additional calendar days) as would be permitted by the SEC if the Borrower (or any Parent whose financial statements satisfy the Borrower’s reporting obligation under this subsection 6.1(b)) were then subject to SEC reporting requirements as a non-accelerated filer)” after the words “the 45th day following the end of each of the first three quarterly periods of each fiscal year of the Borrower commencing with the fiscal quarter ending March 31, 2016” and before the words “the unaudited consolidated balance sheet” in the fifth line of such subsection; and

(ii)                                  inserting the words “provided that to the extent the Borrower relies on the report of a Parent to satisfy its obligation under this subsection 6.1(b), the Borrower shall furnish to the Administrative Agent a reconciliation, which need not be prepared in accordance with GAAP or audited, setting forth any material non-equity differences (as determined by the Borrower in good faith, which determination shall be conclusive) between the consolidated financial information of such Parent and the related unaudited condensed consolidating financial information of the Borrower” at the end of such subsection.

(u)                                 Subsection 6.1 (d) of the Credit Agreement is hereby amended by inserting a new paragraph at the end of subsection 6.1(d) and before 6.2, as follows:

“Notwithstanding anything in clauses (a) or (b) of this subsection 6.1 to the contrary, except as expressly required with respect to material non-equity differences between the consolidated financial information of a Parent and the related unaudited condensed consolidating financial information of Borrower in clauses (a) and (b) above and with respect to Unrestricted Subsidiaries in clause (c) above, nothing in this subsection 6.1 shall be construed to create any requirement not otherwise imposed by applicable law, rule or regulation that any annual or quarterly financial statements delivered pursuant to clauses (a) or (b) of this subsection 6.1 (x) include any separate consolidating financial information with respect to the Borrower, any Subsidiary Guarantor or any other Affiliate of the Borrower, or any separate financial statements or information for the Borrower, any Subsidiary Guarantor or any Affiliate of the Borrower, (y) comply with Section 302, Section 404 and Section 906 of the Sarbanes Oxley Act of 2002, as amended, or related items 307, 308 and 308T of Regulation S-K under the Securities Act or (z) comply with Rule 3-05, Rule 3-09, Rule 3-10 and Rule 3-16 of Regulation S-X under the Securities Act.”

(v)                                 Subsection 7.5(b)(vi) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(vi)                        Restricted Payments following a Qualifying IPO in an amount not to exceed in any fiscal year of the Borrower, the greater of (x) 6.0% of the aggregate gross proceeds received by the Borrower (whether directly, or indirectly through a contribution to common equity capital) in or from such Qualifying IPO and (y) 6.0% of Market Capitalization;”

(w)                               Subsection 7.5(b)(vii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(vii)                     Restricted Payments (including loans or advances) provided that the aggregate outstanding amount of Restricted Payments made under this subsection after the Third Amendment Effective Date shall not exceed an amount (net of repayments of any such loans or advances) equal to $30.0 million;”

(x)                                 Subsection 7.5(b)(viii) of the Credit Agreement is hereby amended to delete the striken text and to add the underlined text as set forth as follows:

“(viii)                  loans, advances, dividends or distributions to any Parent or other payments by the Borrower or any Restricted Subsidiary (A) to satisfy or permit any Parent to satisfy obligations under the Consulting Services Agreement or under the Management Agreements, (B) ~~pursuant to~~to permit any Parent to satisfy its obligations under any Tax Sharing Agreement or any Tax Receivable Agreement, (C) if the Borrower is treated as a partnership or disregarded entity for U.S. federal income tax purposes, distributions (either directly or through other Loan Parties) with respect to any taxable period ending after the date hereof (collectively “Tax Distributions”) equal to the ~~product~~greater of (i) the product of (x) the Borrower’s ~~Adjusted Pre-Tax Income~~taxable income as determined pursuant to section 703 of the Code (plus the Borrower’s ~~Adjusted Pre-Tax Income~~taxable income as determined pursuant to section 703 of the Code for any prior taxable period to the extent that a Tax Distribution was not made in respect of such ~~Adjusted Pre-Tax Income~~taxable income) and (~~ii~~y) the highest combined marginal federal, state and local income and Medicare tax rate, taking into account, with respect to the determination of the federal income tax rate, the deductibility of state and local income and Medicare taxes, applicable to individuals (or, if higher, corporations) resident or domiciled in the jurisdiction of the United States with the highest combined marginal federal, state and local income and Medicare tax rate and (ii) an amount, as determined in good faith by the Borrower, that if distributed to the direct and indirect owners of Holding pro rata based on their direct and indirect ownership of Holding, would allow each direct or indirect owner of Holding to pay tax, calculated using the rates described in clause (y) above on its direct and indirect income allocations with respect to Holding that are attributable to Holding’s ownership of the Borrower or the Borrower’s operations and activities; provided that such income and gain for any period shall be computed as though each of the Borrower and Holding was a partnership for U.S. federal income tax purposes even if it is treated as a disregarded entity for such purposes; provided, further, that (i) in all cases substantially all of such Tax Distributions are used by a Parent to make distributions to its members within thirty (30) days of receipt of such Tax Distributions by such Parent and (ii) any distribution under this clause (C) that is allocable to ~~net~~taxable income, as determined under ~~GAAP~~the Code, of any Unrestricted Subsidiary shall be made solely to the extent of any actual distribution received by the Borrower and its Subsidiaries from such Unrestricted Subsidiary or (D) to pay or permit any Parent to pay (without duplication) any Parent Expenses or any Related Taxes;”

SECTION 3.                                          Representations and Warranties. To induce the Administrative Agent and each Lender to enter into this Third Amendment, Holding (with respect to itself) and the Borrower (with respect to itself and its Restricted Subsidiaries) hereby represent and warrant to the Administrative Agent and each Lender that, as of the Third Amendment Effective Date:

(a)                                 each of Holding and the Borrower has the organizational power and authority, and the legal right, to make, deliver and perform this Third Amendment;

(b)                                 each of Holding and the Borrower has taken all necessary organizational action to authorize the execution, delivery and performance of this Third Amendment;

(c)                                  this Third Amendment has been duly executed and delivered by Holding and the Borrower and constitutes a legal, valid and binding obligation of each of Holding and the Borrower, enforceable against each of Holding and the Borrower in accordance with its terms, except as enforceability may be limited by any applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law); and

(d)                                 each of the representations and warranties made by each of Holding, the Borrower and each Subsidiary Guarantor pursuant to the Credit Agreement and any other Loan Document to which it is a party are true and correct in all material respects on and as of the Third Amendment Effective Date as if made on and as of such date, except to the extent that such representations and warranties relate to an earlier date, in which case such representation or warranties are true and correct in all material respects on and as of such earlier date (provided that for the purpose of such representations and warranties, references to any financial statements of the Borrower and its consolidated Subsidiaries or, as the case may be the Target and its consolidated Subsidiaries, shall be deemed to refer to such financial statements of the Borrower and its consolidated Subsidiaries or, as the case may be the Target and its consolidated Subsidiaries, as restated, revised or adjusted prior to the date hereof).

SECTION 4.                                          Conditions to Effectiveness of Third Amendment. The effectiveness of this Third Amendment, is subject to the satisfaction or waiver of the following conditions:

(a)                                 Third Amendment. The Administrative Agent shall have received this Third Amendment executed and delivered by a duly authorized officer of the Borrower, the Administrative Agent and Lenders constituting no less than the Required Lenders which shall be originals or facsimiles or “.pdf” or “tiff” files unless otherwise specified, dated as of the Third Amendment Effective Date.

(b)                                 Each of the representations and warranties made by any Loan Party pursuant to the Credit Agreement and any other Loan Document to which it is a party shall be true and correct in all material respects on and as of the Third Amendment Effective Date as if made on and as of such date, except to the extent that such representations and warranties relate to an earlier date, in which case such representation or warranty was true and correct in all material respects on and as of such earlier date (provided that for the purpose of such representations and warranties, references to any financial statements of the Borrower and its consolidated Subsidiaries or, as the case may be the Target and its consolidated Subsidiaries, shall be deemed to refer to such financial statements of the Borrower and its consolidated Subsidiaries or, as the case may be the Target and its consolidated Subsidiaries, as restated, revised or adjusted prior to the date hereof).

(c)                                  Fees and Expenses. All costs, fees, expenses (including legal fees and expenses) and other compensation contemplated under the Credit Agreement or as separately agreed to by the Borrower and Credit Suisse Securities (USA) LLC prior to the date hereof, shall have been paid to the extent due.

SECTION 5.                                          Effects on Loan Documents; Acknowledgement.

(a)                                 Except as expressly set forth herein, (i) this Third Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent or the Loan Parties under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect and nothing herein can or may be construed as a novation thereof. On and as of the Third Amendment Effective Date, each Loan Party reaffirms its obligations under the Loan Documents to which it is party and the validity, enforceability and perfection of the Liens granted by it pursuant to the Security Documents. This Third Amendment shall constitute a Loan Document for purposes of the Credit Agreement and each other Loan Document and from and after the Third Amendment Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Third Amendment. Each of the Loan Parties hereby consents to this Third Amendment and confirms and reaffirms all obligations of such Loan Party under the Loan Documents (as amended pursuant to this Third Amendment) to which such Loan Party is a party.

(b)                                 The Administrative Agent shall promptly notify the Borrower of the occurrence of the Third Amendment Effective Date and such notice shall be conclusive and binding.

SECTION 6.                                          Counterparts. This Third Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Third Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 7.                                          Governing Law. THIS THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 8.                                          Headings. The headings of this Third Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered as of the day and year first above written.

LBM BORROWER, LLC,
as Borrower

By:	/s/ Brian Hein
Name:	Brian Hein
Title:	Assistant Vice President

[Signature Page to Third Amendment to Hammer Second Lien Credit Agreement]

LBM MIDCO, LLC,

as Holding

By:	/s/ Matthew S. Edgerton
Name:	Matthew S. Edgerton
Title:	Vice President and Treasurer

[Signature Page to Third Amendment to Hammer Second Lien Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent, Collateral Agent and Lender

By:	/s/ Christopher Day
Name:	Christopher Day
Title:	Authorized Signatory

By:	/s/ Joan Park
Name:	Joan Park
Title:	Authorized Signatory

[Signature Page to Third Amendment to Hammer Second Lien Credit Agreement]

BLACKSTONE/GSO STRATEGIC CREDIT FUND BY: GSO / Blackstone Debt Funds Management LLC as Collateral Manager

By:	/s/ Thomas Iannarone
Name:	Thomas Iannarone
Title:	Authorized Signatory

[Signature Page to Third Amendment to Hammer Second Lien Credit Agreement]

Citi Loan Funding Chelt LLC

By: Citibank, N.A.,

By:	/s/ Cynthia Gonzalvo
Name:	Cynthia Gonzalvo
Title:	Associate Director

[Signature Page to Third Amendment to Hammer Second Lien Credit Agreement]

FS Investment Corporation IV
By: GSO / Blackstone Debt Funds Management LLC, as Sub-Adviser

By:	/s/ Thomas Iannarone
Name:	Thomas Iannarone
Title:	Authorized Signatory

[Signature Page to Third Amendment to Hammer Second Lien Credit Agreement]

CQS Credit Multi Asset Fund, a sub-fund of CQS Global Funds (Ireland) plc

By:	/s/ Sarah Higgins
Name:	Sarah Higgins
Title:	Authorized Signatory

[Signature Page to Third Amendment to Hammer Second Lien Credit Agreement]

Mercer QIF Fund plc (in respect of Mercer Multi-Asset Credit Fund)

By:	/s/ Sarah Higgins
Name:	Sarah Higgins
Title:	Authorized Signatory

[Signature Page to Third Amendment to Hammer Second Lien Credit Agreement]

LSTAR CAYMAN LOAN COMPANY, LTD.

By:	/s/ Sandra Collins
Name:	Sandra Collins
Title:	Vice President

[Signature Page to Third Amendment to Hammer Second Lien Credit Agreement]

MARINA FUNDING ULC

By:	/s/ Madonna Sequeira
Name:	Madonna Sequeira
Title:	Authorized Signatory

[Signature Page to Third Amendment to Hammer Second Lien Credit Agreement]

PIKEVIEW FUNDING ULC

By:	/s/ Madonna Sequeira
Name:	Madonna Sequeira
Title:	Authorized Signatory

[Signature Page to Third Amendment to Hammer Second Lien Credit Agreement]

SMRS-TOPE LLC
By:	HVST-TOPE LLC
Its Managing Member

By:	HarbourVest Partners, L.P.
Its Manager

By:	HarbourVest Partners, LLC
ITS GENERAL PARTNER

By:	/s/ Ian C. Lane
Name:	Ian C. Lane
Title:	Managing Director

[Signature Page to Third Amendment to Hammer Second Lien Credit Agreement]